Exhibit P
SCHEDULE OF TRANSACTIONS

The following table sets forth all transactions in the shares of Class A Common Stock for the account of Buzzard Midstream LLC in the open market through a broker since the filing of Amendment No. 16 on September 21, 2026.

Title of Security	Date of Transaction	Nature of Transaction	Quantity	Price
Class A Common Stock	09/22/2026	Sell	39,937	$53.719(1)
Class A Common Stock	09/23/2026	Sell	24,194	$53.5549(2)
Class A Common Stock	10/05/2026	Sell	15,088	$53.5327(3)
Class A Common Stock	10/06/2026	Sell	94,570	$54.0021(4)
Class A Common Stock	10/07/2026	Sell	58,464	$53.7913(5)
Class A Common Stock	10/08/2026	Sell	119,203	$54.2944(6)
Class A Common Stock	10/09/2026	Sell	35,300	$53.9305(7)
Class A Common Stock	10/09/2026	Sell	23,139	$54.6376(8)
Class A Common Stock	10/12/2026	Sell	38,377	$54.1851(9)
Class A Common Stock	10/13/2026	Sell	2,000,000	$54.77

(1) This transaction was executed in multiple trades at prices ranging from $53.50 to $54.01, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(2) This transaction was executed in multiple trades at prices ranging from $53.50 to $53.7821, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(3) This transaction was executed in multiple trades at prices ranging from $53.50 to $53.645, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(4) This transaction was executed in multiple trades at prices ranging from $53.51 to $54.3168, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(5) This transaction was executed in multiple trades at prices ranging from $53.50 to $54.10 inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(6) This transaction was executed in multiple trades at prices ranging from $53.66 to $54.58, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(7) This transaction was executed in multiple trades at prices ranging from $53.50 to $54.495, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(8) This transaction was executed in multiple trades at prices ranging from $54.50 to $54.8477, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(9) This transaction was executed in multiple trades at prices ranging from $53.91 to $54.57, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

v.